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                                                                   EXHIBIT 23.7

LOGO
                                                                           LOGO
                    CONSENT OF J.P. MORGAN SECURITIES INC.

  We hereby consent to the use of our opinion letter dated November 13, 1995 to the Board of Directors of The Vigoro Corporation included in Annex VI to the Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The Vigoro Corporation with and into Bull Merger Company, a wholly owned subsidiary of IMC Global Inc., and to the references to such opinion in such Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     J.P. Morgan Securities Inc.

                                                  C.H. Randolph Lyon
                                     By: ______________________________________
                                        Name: C.H. Randolph Lyon
                                        Title:Managing Director

January 22, 1996

                                     VI-1